Exhibit 99.1

News Release

For Immediate Release

Aerojet Rocketdyne Holdings Prices $260 Million Private Offering of Convertible Senior Notes

EL SEGUNDO, Calif. - December 8, 2016 – Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) announced today the pricing of an offering of $260 million aggregate principal amount of its 2.25% Convertible Senior Notes due 2023 (the “notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal offering amount was increased from the previously announced offering size of $200,000,000. The closing is expected to occur on December 14, 2016, subject to customary closing conditions. Aerojet Rocketdyne Holdings has granted the initial purchasers of the notes an option, exercisable within 30 days, to purchase up to an additional $40 million aggregate principal amount of the notes.

Interest on the notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2017, at a rate equal to 2.25% per annum. The notes will mature on December 15, 2023 unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The notes are convertible into cash, shares of Aerojet Rocketdyne Holdings’ common stock or a combination of cash and Aerojet Rocketdyne Holdings’ common stock, based on an initial conversion rate of 38.4615 shares of Aerojet Rocketdyne Holdings’ common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $26.00 per share of Aerojet Rocketdyne Holdings’ common stock. The initial conversion price represents a premium of approximately 36.8% over the closing price of Aerojet Rocketdyne Holdings’ common stock on the New York Stock Exchange on December 8, 2016.

Aerojet Rocketdyne Holdings may redeem for cash all or any portion of the notes, at its option, on or after December 21, 2020, under certain circumstances at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Aerojet Rocketdyne Holdings intends to use the net proceeds from the offering for the purpose of repaying its revolving credit facility, redeeming certain of its outstanding indebtedness and for general corporate purposes.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Aerojet Rocketdyne Holdings’ common stock issuable upon conversion of the notes, if any, have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

Certain information contained in this release may be considered “forward-looking statements” as defined by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Aerojet Rocketdyne Holdings makes these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995. All statements in this release other than historical information may be deemed forward-looking statements. These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements. These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc. is an innovative company delivering solutions that create value for its customers in the aerospace and defense markets. The company is a world-recognized aerospace and defense leader that provides propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets.

Contact information:

Investors:	Pete Knudsen, director, investor relations 916.355.2252 Brendan King, vice president and treasurer 916.351.8618
Media:	Glenn Mahone, vice president, communications 202.302.9941